FOR RELEASE
Contacts:

Rick Pierce                                          Douglas MacDougall
Vice President, Investor Relations                   Chris Erdman
SafeScience, Inc.                                    Feinstein Kean Healthcare
(617) 422-0674                                       (617) 577-8110
www.safescience.com                                  www.fkhealth.com
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FOR IMMEDIATE RELEASE
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         SAFESCIENCE SECURES GLOBAL PATENT PORTFOLIO FOR GBC-590 THROUGH
                    EXCLUSIVE WORLD-WIDE LICENSING AGREEMENT

    -AGREEMENT CONSOLIDATES GBC-590 INTELLECTUAL PROPERTY WITHIN SAFESCIENCE-

BOSTON, January 29, 2001-SafeScience, Inc., (Nasdaq: SAFS), announced today that it has secured an exclusive world-wide license to additional patents relating to its oncology drug candidate, GBC-590.

On Friday, January 26, 2001, SafeScience successfully executed an agreement with Wayne State University and the Barbara Ann Karmanos Cancer Institute granting an exclusive world-wide license to SafeScience to patents related to "GBC-590 Material" issued to or applied for by Wayne State University and the Barbara Ann Karmanos Cancer Institute. This agreement, negotiated for Karmanos by the Center for Cancer Economics, Technology Assessment, Innovation and Development (CETAID), adds the rights to these issued patents to the company's existing patent portfolio which consolidates the rights to all of the parties' existing GBC-590 intellectual property within SafeScience.

Bradley J. Carver, President and CEO of SafeScience, Inc. stated, "I am pleased to announce the agreement to secure the patent rights of GBC-590, SafeScience's exciting candidate for the treatment of multiple forms of cancer. This achievement is one of the major goals that I set upon assuming the role of Chief Executive Officer of SafeScience. This agreement accomplishes two critical objectives. It enhances and clarifies SafeScience's intellectual property rights to GBC-590 and it opens the door to the research of these respected institutions regarding the role of modified citrus pectin in angiogenesis, metastasis and oncology."

The license agreement relates to United States patents 5,895,784 entitled "Method for Treatment of Cancer by Oral Administration of Modified Pectin" and 5,834,442 entitled "Method for Inhibiting Cancer Metastasis by Oral Administration of Soluble Modified Citrus Pectin," together with all U.S. or foreign patents issuing from the forgoing U.S. Patents from Wayne State University and the Karmanos Cancer Institute.

SafeScience made an initial payment of $300,000 upon signing the agreement and will pay an additional $1,635,000 in license payments over twelve months. Additional payments of up to $3,000,000 are contigent upon reaching future commercialization milestones. The Company also granted Wayne State University and the Barbara Ann Karmanos Cancer Institute, options to purchase 1,375,000 shares of common stock at $1.15 that will vest in quarterly installments over

                                     -MORE-

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                                 SafeScience, Inc. Secures GBC-590 Patent Rights
                                                                          Page 2

two years. In addition, the company will pay a 2% royalty to Wayne State University and the Barbara Ann Karmanos Cancer Institute on net sales of GBC-590.

GBC-590
GBC-590 is a member of a potential new class of drug candidates, lectin inhibitors which may be useful in treating cancer through interaction with the galectin-3 receptor. GBC-590 is currently in Phase II clinical trials for pancreatic and colorectal carcinoma at major academic institutions in the United States.

SAFESCIENCE
SafeScience develops and licenses pharmaceutical, consumer and agricultural products. The Company's human therapeutic products include GBC-590, a unique compound to treat cancer, which is in Phase II human clinical trials, as well as an antifungal compound, CAN-296, in pre-clinical development for potential treatment of human fungal infections. In the area of agriculture, SafeScience is in the process of registering Elexa(R) Plant Defense Booster, an innovative compound which stimulates the plant to protect itself against pathogens. SafeScience's line of consumer and commercial products are being marketed under the SafeScience(R) brand as an alternative to conventional products employing potentially harmful chemicals. Further information is available on SafeScience's web site: http://www.safescience.com.
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SAFE HARBOR STATEMENT
Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks of product nonapproval or product development and market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, and other risks identified in the Company's Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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